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                                                                     EXHIBIT 99

              HARRIS RELEASES FINANCIAL GUIDANCE FOR FISCAL YEAR 03

MELBOURNE, FLORIDA, MARCH 8, 2002 - Harris Corporation Chairman and CEO Phillip
W. Farmer today reiterated the company's prior earnings guidance for its current fiscal year, ending June 28, 2002, and provided company earnings per share guidance for fiscal 2003. Mr. Farmer's comments were made in advance of his presentation at Harris' annual Security Analyst meeting in Melbourne.

Mr. Farmer said the company remained on track to achieve earnings per share goals for fiscal 2002 in the range of $1.25 to $1.35, which would represent an increase of 10-20 percent over last year's $1.13 per share, excluding special items*. "The strong performance of our government, secure radio, and broadcast products is allowing us to overcome much of the downturn in markets for our telecom products," he said.

For fiscal 2003, Mr. Farmer announced earnings per share guidance of $1.50 to $1.60 per share, representing an increase of approximately 20 percent compared to current year estimates. "Although there remains much uncertainty about the timing and pace of the economic recovery, and in particular the rebound in telecom capital spending, we believe that all of our businesses are very well positioned to benefit significantly when the recovery occurs. Cost reduction programs in our telecom product areas have been very effective and have positioned these areas to benefit immediately from market improvements. In the meantime, our government and secure radio businesses are benefiting from the world's renewed commitment to increase defense spending, and our broadcast business is very well positioned to continue leading that industry in its on-going worldwide transition to digital equipment," Mr. Farmer said.

Harris Corporation (NYSE:HRS) is an international communications equipment company. The company serves commercial and government customers with a wide variety of products, systems, and services for broadcast, microwave, network support, secure tactical radio, and government communications markets. Harris has sales and service facilities in more than 90 countries.

*Special items in the prior year include a write-off of purchased in-process research and development, a gain on excess stock sales, a gain on the sale of the company's minority interest in a joint venture with GE, goodwill amortization, and a write-down of marketable securities.



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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology, such as "believes," "expects," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates," and similar words. Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Harris' consolidated results and the forward-looking statements could be affected by many factors, including: general economic conditions in the markets in which Harris operates; economic developments that have a particularly adverse effect on one or more of the markets served by Harris; continuing weakness in the telecom market; continuing challenges relating to Harris' exit from the telecom switching business in fiscal 2000; stability of key markets for communications products, particularly Asia and Latin America; fluctuation in foreign currency exchange rates and the effectiveness of Harris' currency hedging program; fluctuations in the U.S. and worldwide defense and space budgets; effect on the consolidation in the U.S. defense industry on Harris' direct and indirect business with the U.S. Government; Harris' ability to receive government contract awards; continued development and market acceptance of new products, especially digital television broadcast products and broadband wireless access products; ability to be successful in the management and integration of acquired businesses; ability to achieve further product cost reductions and efficiencies in Harris' commercial manufacturing operations; ability to continue the liquidation of its marketable securities portfolio; the impact of the economy and other factors on Harris' passive investments; and the successful resolution of patent infringement and other general litigation. The forward-looking statements contained in this report are made as of the date hereof and Harris disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events, or otherwise.

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MEDIA INQUIRIES: TOM HAUSMAN AT 321-727-9131, OR THAUSM01@HARRIS.COM INVESTOR
RELATIONS INQUIRIES: PAMELA PADGETT AT 321-727-9383, OR PPADGE01@HARRIS.COM FOR ADDITIONAL INFORMATION, CONTACT HARRIS CORPORATION AT WEBMASTER@HARRIS.COM.